UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014 (July 31, 2014)

RAAM Global Energy Company

(Exact name of registrant as specified in its charter)

Delaware	333-172897	20-0412973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1537 Bull Lea Rd., Suite 200

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (859) 253-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2014, RAAM Global Energy Company (the “Company”) entered into a forbearance agreement (the “Forbearance Agreement”) with its senior secured lenders under the Fourth Amended and Restated Credit Agreement dated as of November 29, 2011, by and among Century Exploration New Orleans, LLC (“Century New Orleans”) , Century Exploration Houston, LLC (“Century Houston”), Century Exploration Resources, LLC (“Century Resources” and together with Century New Orleans and Houston, the “Borrowers”), MUFG Union Bank, N.A. f/k/a Union Bank, N.A. (the “Agent”) and the Lenders (as defined in the Credit Agreement) party thereto (as amended, the “Credit Agreement”), as a result of the Company not being in compliance with the interest coverage ratio covenant in the Credit Agreement, which specifies that the Company must maintain at least a 2.5 to 1.0 interest coverage ratio for the four immediately preceding consecutive fiscal quarters.

Pursuant to the Forbearance Agreement, the Agent and Lenders, as well as the counterparties to certain outstanding hedging agreements with Century New Orleans (“Hedging Lenders”), have agreed to forbear from exercising any rights or remedies that any of the Agent, the Lenders or the Hedging Lenders may have, or from initiating or instituting legal proceedings, against any of Century New Orleans, the Company or any of the other subsidiary guarantors under the Credit Agreement (collectively, the “Loan Parties”), or from realizing on their security granted in connection with the Credit Agreement, until the earlier of September 30, 2014 or the occurrence of an event of default within the meaning of the Forbearance Agreement (the “Forbearance Period”).

Pursuant to the terms of the Forbearance Agreement, among other provisions, (i) the borrowing base was permanently reduced to $0.00, thereby preventing additional borrowings under the credit facility, (ii) the Borrowers have agreed to maintain at least $4 million in cash collateral in one or more deposit accounts with the Agent and (iii) the Lenders have agreed to waive commitment fees owed to the Lenders under the Credit Agreement from and after April 24, 2014.

The description of the Forbearance Agreement contained in this Item 1.01 is qualified in its entirety to the full text of the Forbearance Agreement, a copy of which is attached to this report as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Forbearance Agreement, dated as of July 31, 2014, by and among Century Exploration New Orleans, LLC, Century Exploration Houston, LLC, Century Exploration Resources, LLC, RAAM Global Energy Company, Union Bank, N.A., as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2014

RAAM Global Energy Company

By:	/s/ Jeffrey Craycraft
Name:	Jeffrey Craycraft
Title:	Chief Financial Officer

Exhibit No.	Description of Exhibit

10.1	Forbearance Agreement, dated as of July 31, 2014, by and among Century Exploration New Orleans, LLC, Century Exploration Houston, LLC, Century Exploration Resources, LLC, RAAM Global Energy Company, Union Bank, N.A., as administrative agent, and the lenders party thereto.